Exhibit 4.2

					 ORYX ENERGY COMPANY

				EQUITY AND DEFERRED COMPENSATION
				PLAN FOR NON-EMPLOYEE DIRECTORS

				  RESTRICTED SHARE AGREEMENT


		THIS AGREEMENT, made as of the ______ day of                , 199__,
by and between ORYX ENERGY COMPANY, a Delaware corporation (the "Company"), and ____________________________________ (the "Director");

						W I T N E S S E T H:

	WHEREAS, the Director has been awarded shares of restricted stock of the Company under the Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors (the "Plan"); and

	WHEREAS, pursuant to the Plan, the Company and the Director are entering into this Agreement for the purpose of evidencing such award and any additional awards of restricted stock that may be made to the Director under the Plan in the future;

	NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

	1. Plan Provisions. Capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Plan. By execution of this Agreement, the Director agrees that the Share Awards evidenced hereby and the Restricted Shares covered by such awards shall be governed by and subject to all applicable provisions of the Plan. This Agreement is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Agreement.

	2. Restricted Share Awards. This Agreement evidences all Share Awards of Restricted Shares made by the Company to the Director pursuant to the Plan. The number of Restricted Shares of each Share Award covered hereby, the effective date of issuance of such Restricted Shares, and the Restricted
Period applicable to such Restricted Shares, including the date on which such Restricted Period is scheduled to terminate (the "Scheduled Termination
Date"), are set forth on Exhibit A attached hereto.  Whenever (i) a Share
Award of Restricted Shares is made to the Director after the date of this Agreement, (ii) the Restricted Period and Scheduled Termination Date applicable to any Restricted Shares covered hereby are extended, or (iii) any Restricted Shares covered hereby vest or are forfeited (a "Subsequent Event"), the Company shall prepare, sign, and deliver to the Director a new Exhibit A to this Agreement, which shall restate the information contained in the Exhibit A then in effect, as amended to reflect the Subsequent Event.
Such Exhibit A, as amended and restated, shall be attached to each executed counterpart of this Agreement and shall supersede the Exhibit A then in effect. Unless and until the Restricted Shares covered hereby are delivered to the Director upon vesting, the Restricted Shares shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by the Director in any manner.

	3. Legend. Each certificate representing Restricted Shares covered hereby shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ASSIGNED AND TRANSFERRED TO THE RECORD HOLDER HEREOF PURSUANT TO THE TERMS OF THE ORYX ENERGY COMPANY EQUITY AND DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED, OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER EXCEPT AS SET FORTH IN THE TERMS OF THE AGREEMENT EMBODYING THE AWARD OF SUCH SHARES DATED __________________, 199___.
	A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICES OF THE
	CORPORATION.

	4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

	5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and permitted assigns; provided, however, that the Director shall not assign or otherwise transfer this Agreement or any of the Director's rights or obligations hereunder.

	6. Entire Agreement; Amendment. This Agreement, together with Exhibit A hereto and any other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Agreement may be amended, modified, and supplemented by mutual consent of the parties hereto at any time, with respect to any of the terms contained herein, in such manner as may be agreed upon in writing by such parties.

	7. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

	IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

							ORYX ENERGY COMPANY


							By:
								Name:
								Title:




							[Name of Director]






Restricted Share Agreement for
Equity and Deferred Compensation
Plan for Non-Employee Directors

79739 06495 CORP 116252

											[As amended and
											restated effective
											_________, 199___]



							EXHIBIT A


					   RESTRICTED SHARE AWARDS





	 Number of                             Duration of Scheduled
Share Restricted Certificate Effective Date Restricted  Termination Vested/
Award Shares     Number      of Issuance    Period      Date        Forfeited

1.                                          Commencing  April 30,
								    on
								    ___________ ____________
								    ___________
								    and ending on
								    April 30,
								    _____________
2.
3.
4.
5.







								Acknowledged by:

								ORYX ENERGY COMPANY


								By:
									Name:
									Title:
Exhibit A to Restricted Share
Agreement for Equity and
Deferred Compensation Plan
for Non-Employee Directors

79739 06495 CORP 116252
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